Exhibit 99.1

Contact:
	David Gryska	Brian P. Gill
	Sr. Vice President and	Vice President,
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530
CELGENE REPORTS RECORD SECOND QUARTER
PRODUCT SALES AND OPERATING PROFITS
2007 Second Quarter Financial Results Year-Over-Year:
•	Total Revenue Increased 76 Percent To $348 Million

•	Product Sales Increased 81 Percent To $319 Million

•	REVLIMID® Net Product Sales Increased 187 Percent To $181 Million

•	THALOMID® Net Product Sales Totaled $118 Million

•	Adjusted Operating Income Increased 143 Percent To $130 Million

•	Adjusted Net Income Increased 160 Percent To $110 Million

•	Adjusted Earnings Per Share Increased 136 Percent To $0.26 Per Diluted Share
2007 Financial Outlook:
•	Total Revenue Targeted To Increase To A $1.4 Billion Range

•	Adjusted Diluted Earnings Per Share Targeted To A Range of $1.00 to $1.05
Recent Highlights:
•
REVLIMID Granted Full Marketing Authorization From European Medicines Agency for Use In Combination With Dexamethasone As A Treatment For Patients With Multiple Myeloma Who Have Received At Least One Prior Therapy

•	Positive Clinical Data On CC-10004 Confirmed Potential As Novel Oral Approach To Treating Inflammatory Diseases

•	Over 140 Abstracts On Data Highlighting REVLIMID, THALOMID And CC-4047 At Major International Medical Meetings

•
At ASCO 2007, Preliminary Data From The National Cancer Institute Sponsored ECOG (E4A03) Phase III Trial Reported Survival Advantage For Patients Newly Diagnosed With Multiple Myeloma With REVLIMID Plus Low-Dose Dexamethasone

•	REVLIMID Multiple Myeloma And MDS Clinical Programs Advanced In Japan, The Third Largest Healthcare Market In The World

•	On June 12, 2007 U.S. Patent 7,230,012 Was Issued Further Broadening The Intellectual Property Estate Around Our THALOMID Franchise
2007 Milestones:
•	Execute REVLIMID® European Launches Following Price, Reimbursement And Distribution Approvals In Each Country

•	Advance International REVLIMID Regulatory Programs in Japan, Canada, Australia, Switzerland, Israel and ROW

•	Advance REVLIMID In Key NHL & CLL Trials

•	Advance CC-10004 And CC-11050 In Anti-Inflammatory Indications

•	REVLIMID Clinical Data From Newly Diagnosed Multiple Myeloma Trials To Be Reported At Major Medical Meetings and Peer-Reviewed Publications

•	Advance CC-4047 In Hematological Malignancies And Solid Tumor Cancers, Including Clinical Trial in Relapsed/Refractory Multiple Myeloma

•	Evaluate CC-11006 In MDS And Hematological Malignancies
SUMMIT, NJ — (July 26, 2007) — Celgene Corporation (NASDAQ: CELG) announced adjusted net income of $110.4 million, or adjusted earnings per diluted share of $0.26 for the quarter ended June 30, 2007. Based on U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $54.9 million, or diluted earnings per share of $0.13 for the quarter ended June 30, 2007, including after-tax share-based employee compensation expense of $12.7 million, compared to net income in the prior year period of $9.6 million or diluted earnings per share of $0.03, including after-tax share-based employee compensation expense of $20.7 million. Total revenue was a record $347.9 million for the quarter ended June 30, 2007, an increase of 76.4% over the same period in 2006. The increase in total revenue was driven by REVLIMID net sales of $180.9 million, an increase of 187.2% over the same period in 2006. THALOMID® net sales reached $117.7 million. ALKERAN® net sales for the second quarter of 2007 were $18.7 million compared to $4.5 million in the second quarter of 2006. Revenue from Focalin™ and the Ritalin® family of drugs totaled $24.8 million for the second quarter of 2007 compared to $17.7 million over the same period last year.
For the six-month period of 2007, total revenue was a record $641.3 million, an increase of 69.2% year-over-year. Total net product sales reached a record $588.7 million, an increase of 74.9% year-over-year. REVLIMID net sales for the six-month period of 2007 reached $327.2 million compared to $95.5 million in 2006. THALOMID net sales for the six-month period of 2007 were $223.7 million compared to $214.4 million in 2006. Celgene posted adjusted net income of $196.1 million or adjusted earnings per diluted share of $0.46 during the six-month period of 2007, compared to adjusted net income of $76.2 million or adjusted earnings per diluted share of $0.20 for the six-month period of 2006. For the six-month period of 2007 on a U.S. GAAP basis, Celgene reported net income of $112.3 million or earnings per diluted share of $0.27, compared to net income of $25.6 million or earnings per diluted share of $0.07 in 2006.
See the attached Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Earnings for an explanation of the amounts excluded and included to arrive at adjusted net income, adjusted per share amounts and adjusted pro-forma income tax rate, for the three-month and six-month periods ended June 30, 2007 and 2006. Adjusted or Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Adjusted net income and adjusted earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define adjusted diluted earnings per share amounts as adjusted net income divided by the GAAP weighted average number of diluted shares outstanding. Our definition of adjusted net income and adjusted diluted earnings per share may differ from similarly named measures used by others.

To support clinical development and to advance global regulatory filings the Company increased R&D investments in multiple international clinical programs evaluating REVLIMID® and other IMIDs® compounds. For the second quarter of 2007, the Company incurred adjusted R&D expenses of $86.6 million. These R&D expenditures support ongoing clinical progress in multiple proprietary development programs for REVLIMID and other IMiDs compounds; for our lead oral anti-inflammatory compounds; our pleiotropic pathway modifier program; as well as our kinase and ligase inhibitor programs and placental-derived stem cell program. On a GAAP basis, R&D expenses were $89.9 million for the second quarter of 2007.
Adjusted selling, general and administrative expenses increased to $103.3 million for the second quarter in 2007. SG&A include increased spending for marketing and sales expenses related to product launch activities in Europe and continued expansion of Celgene International in nearly 35 countries, including Europe, Japan, Australia and Canada. Marketing and sales expenses are expected to remain flat in the third and fourth quarters of 2007. On a reported GAAP basis, selling, general and administrative expenses were $114.0 million for the second quarter in 2007.
For the quarter ended June 30, 2007, adjusted net interest and other net income (expense) increased to $23.6 million from $7.7 million over the same period in 2006.
Celgene reported more than $2.3 billion in cash and marketable securities as of June 30, 2007, an increase of $207 million over the sequential quarter ended March 31, 2007.
“This was a historic quarter by all measures underscored by extraordinary financial and operational results,” said Celgene Chairman and Chief Executive Officer Sol J. Barer. “We are building a world leading hematology-oncology Company with a major presence in inflammatory diseases. As a result of the strong momentum established in the second quarter we have made significant progress towards accomplishing that mission.”
Webcast
Celgene will host a conference call to discuss the results and achievements of its second quarter 2007 operating and financial performance on July 26, 2007 at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon EDT July 26, 2007 until midnight EDT August 2, 2007. To access the replay, dial 1-888-203-1112 and enter reservation number 5815904. The Company’s third quarter 2007 financial and operational results will be reported on Thursday, October 25, 2007.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
# # #

Celgene Corporation and Subsidiaries
Condensed Consolidated Statement of Operations and
Reconciliation of GAAP Earnings to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Three Months Ended				Three Months Ended
	June 30, 2007				June 30, 2006
	GAAP	Adjustments(1)		"Adjusted"	GAAP	Adjustments(1)		"Adjusted"
Net product sales	$318,945			$318,945	$176,401			$176,401
Collaborative agreements and other revenue	5,100			5,100	4,323			4,323
Royalty revenue	23,862			23,862	16,515			16,515

Total revenue	347,907			347,907	197,239			197,239

Cost of goods sold	28,701	(408	)(2)	28,293	26,799	(461	)(2)	26,338
Research and development	89,934	(3,343	)(2)	86,591	57,018	(3,401	)(2)	53,617
Selling, general and administrative	113,986	(10,674	)(2)(3)	103,312	83,036	(19,116	)(2)(3)	63,920

Total costs and expenses	232,621	(14,425)		218,196	166,853	(22,978)		143,875

Operating income	115,286	14,425		129,711	30,386	22,978		53,364

Equity in losses (income) of affiliated companies	949	(1,060	)(4)	(111)	1,375	(1,375	)(4)	—
Interest and other income (expense), net	18,757	4,803	(2)(5)	23,560	7,332	378	(5)	7,710

Income before taxes	133,094	20,288		153,382	36,343	24,731		61,074

Income tax provision (benefit)	78,224	(35,277	)(6)	42,947	26,735	(8,211	)(6)	18,524

Net income	$54,870	$55,565		110,435	$9,608	$32,942		$42,550

Per common share:
Net income — basic	$0.14	$0.15	(7)	$0.29	$0.03	$0.09	(7)	$0.12

Net income — diluted	$0.13	$0.13	(7)	$0.26	$0.03	$0.08	(7)	$0.11

Weighted average shares outstanding-basic	381,086			381,086	347,696			347,696

Weighted average shares outstanding-diluted	431,377			431,377	370,360			403,381

Notes to Reconciliation of GAAP Earnings to “Adjusted” Earnings

(1)
Adjusted net income and adjusted per share amounts for the three-month periods ended June 30, 2007 and 2006 eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards, or SFAS, No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123(R). The after tax net impact of share-based employee compensation expense reduced GAAP net income by $12.7 million, or $0.03 per diluted share, for the three-month period ended June 30, 2007 and $14.2 million, or $0.03 per diluted share, for the three-month period ended June 30, 2006. Adjusted net income and per share amounts for the three-month periods ended June 30, 2007 and 2006 also exclude amortization of acquisition intangibles resulting from the acquisition of Penn T Limited, charges to record our share of equity losses in EntreMed, Inc., charges recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants and adjustments to the income tax provision to reflect an estimated pro-forma income tax rate. Also, the three-month period ended June 30, 2006 excludes accelerated depreciation expense related to the Company’s corporate headquarters relocation. See below for a description of line item adjustments.

Line Item Adjustments:

(2)	To exclude SFAS 123(R) share-based compensation expense totaling $16,981 and $20,717 for the three-month periods ended June 30, 2007 and 2006, respectively.

(3)
To exclude the amortization of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $2,250 in 2007 and $2,160 in 2006 and to exclude accelerated depreciation expense related to the relocation of the Company’s corporate headquarters in the amount of $101 in 2006.

(4)	To exclude the Company’s share of equity losses in EntreMed, Inc.

(5)	To exclude the charge recorded for changes in the estimated value of the Company’s investment in EntreMed, Inc. warrants.

(6)
The adjusted income tax provision reflects an annualized 28.0% estimated pro-forma income tax rate for 2007 and a 32.0% estimated pro-forma income tax rate for 2006. The tax rates for both years was computed by taking the Company’s GAAP earnings in each taxable jurisdiction in which the Company operates and making adjustments required to arrive at taxable income (“book-tax adjustments”). Taxable income is increased to add-back the tax deduction for the exercise of employee stock options. In jurisdictions where net operating losses are available for carry forward, taxable income is reduced by the amount of net operating loss carry forwards that the Company believes will be deductible and sustainable upon audit. Taxable income, after the adjustments for employee stock options and net operating loss carryforwards, is multiplied by the applicable statutory tax rate to arrive at estimated taxes due. Estimated taxes due are divided by the Company’s adjusted income before taxes to arrive at the pro-forma income tax rates.

(7)	Adjusted per share amounts represent adjusted net income divided by the GAAP weighted average number of shares outstanding.

Celgene Corporation and Subsidiaries
Condensed Consolidated Statement of Operations and
Reconciliation of GAAP Earnings to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Six Months Ended				Six Months Ended
	June 30, 2007				June 30, 2006
	GAAP	Adjustments(1)		"Adjusted"	GAAP	Adjustments(1)		"Adjusted"
Net product sales	$588,741			$588,741	$336,644			$336,644
Collaborative agreements and other revenue	9,904			9,904	8,216			8,216
Royalty revenue	42,677			42,677	34,220			34,220

Total revenue	641,322	—		641,322	379,080	—		379,080

Cost of goods sold	50,756	(797	)(2)	49,959	56,943	(919	)(2)	56,024
Research and development	169,509	(5,945	)(2)	163,564	111,542	(7,349	)(2)	104,193
Selling, general and administrative	221,407	(19,471	)(2)(3)	201,936	149,903	(31,667	)(2)(3)	118,236

Total costs and expenses	441,672	(26,213)		415,459	318,388	(39,935)		278,453

Operating income	199,650	26,213		225,863	60,692	39,935		100,627

Equity in losses of affiliated companies	2,232	(2,043	)(4)	189	4,466	(4,466	)(4)	—
Interest and other income (expense), net	41,774	4,865	(2)(5)	46,639	11,183	271	(5)	11,454

Income before taxes	239,192	33,121		272,313	67,409	44,672		112,081

Income tax provision (benefit)	126,913	(50,666	)(6)	76,247	41,777	(5,911	)(6)	35,866

Net income	$112,279	$83,787		196,066	$25,632	$50,583		$76,215

Per common share:
Net income — basic	$0.30	$0.22	(7)	$0.52	$0.07	$0.15	(7)	$0.22

Net income — diluted	$0.27	$0.19	(7)	$0.46	$0.07	$0.13	(7)	$0.20

Weighted average shares outstanding-basic	379,350			379,350	345,841			345,841

Weighted average shares outstanding-diluted	430,346			430,346	369,108			402,129

Notes to Reconciliation of GAAP Earnings to “Adjusted” Earnings

(1)
Adjusted net income and adjusted per share amounts for the six-month periods ended June 30, 2007 and 2006 eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards, or SFAS, No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123(R). The after tax net impact of share-based employee compensation expense reduced GAAP net income by $20.5 million, or $0.05 per diluted share, for the six-month period ended June 30, 2007 and $25.2 million, or $0.07 per diluted share, for the six-month period ended June 30, 2006. Adjusted net income and per share amounts for the six-month periods ended June 30, 2007 and 2006 also exclude amortization of acquisition intangibles resulting from the acquisition of Penn T Limited, charges to record our share of equity losses in EntreMed, Inc., charges recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants and adjustments to the income tax provision to reflect an estimated pro-forma income tax rate. Also, the six-month period ended June 30, 2006 excludes accelerated depreciation expense related to the Company’s corporate headquarters relocation. See below for a description of line item adjustments.

Line Item Adjustments:

(2)	To exclude SFAS 123(R) share-based compensation expense totaling $26,554 and $35,500 for the six-month periods ended June 30, 2007 and 2006, respectively.

(3)
To exclude the amortization of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $4,465 in 2007 and $4,233 in 2006 and to exclude accelerated depreciation expense related to the relocation of the Company’s corporate headquarters in the amount of $202 in 2006.

(4)	To exclude the Company’s share of equity losses in EntreMed, Inc.

(5)	To exclude the charge recorded for changes in the estimated value of the Company’s investment in EntreMed, Inc. warrants.

(6)
The adjusted income tax provision reflects an annualized 28.0% estimated pro-forma income tax rate for 2007 and a 32.0% estimated pro-forma income tax rate for 2006. The tax rates for both years was computed by taking the Company’s GAAP earnings in each taxable jurisdiction in which the Company operates and making adjustments required to arrive at taxable income (“book-tax adjustments”). Taxable income is increased to add-back the tax deduction for the exercise of employee stock options. In jurisdictions where net operating losses are available for carry forward, taxable income is reduced by the amount of net operating loss carry forwards that the Company believes will be deductible and sustainable upon audit. Taxable income, after the adjustments for employee stock options and net operating loss carryforwards, is multiplied by the applicable statutory tax rate to arrive at estimated taxes due. Estimated taxes due are divided by the Company’s adjusted income before taxes to arrive at the pro-forma income tax rates.

(7)	Adjusted per share amounts represent adjusted net income divided by the GAAP weighted average number of shares outstanding.

Celgene Corporation and Subsidiaries
Consolidated Balance Sheet Data
(Unaudited)
(In thousands, except per share data)

	June 30,	December 31,
	2007	2006

Cash, cash equivalents & marketable securities	$2,321,812	$1,982,220
Total assets	3,148,610	2,735,791
Convertible notes	399,880	399,889
Stockholders’ equity	2,287,227	1,976,177